EXHIBIT 10.9

                                 AMENDMENT NO. 3
                                     TO THE
                             DEL LABORATORIES, INC.
                          EMPLOYEE 401(K) SAVINGS PLAN


         WHEREAS, by the provisions of Article X of the Del Laboratories, Inc. Employee 401(k) Savings Plan ("Plan"), the Employer has the right to amend the Plan; and

         WHEREAS, the Employer wishes to amend certain provisions of the Plan to permit monthly entry into the plan, and to permit daily valuations of account balances, effective 1/1/2001.

         NOW THEREFORE, the Plan shall be and it is hereby amended as follows:

                                  FIRST CHANGE

         Effective January 1, 2001, Article 1.13 shall be amended to read as follows:

         "1.13 ENTRY DATE shall mean the first day of each calendar month in the Plan Year."

                                  SECOND CHANGE

         Effective January 1, 2001, Article 1.08 shall be amended to read as follows:

         "1.08    DISTRIBUTION DATE shall mean the Valuation Date."

                                  THIRD CHANGE

         Effective January 1, 2001, Article 1.33 shall be amended to read as follows:

         "1.33 VALUATION DATE shall mean each business day that funds held in the Trust are valued."

                                  FOURTH CHANGE

         Effective January 1, 2001, Article 2.01 shall be amended to read as follows:

         "2.01 INITIAL ELIGIBILITY. Each Employee other than Leased Employees shall be eligible to become a Participant on the Entry Date following his date of hire and attainment of age twenty-one
                  (21) provided he is still an Employee on the date as of which admission to participate becomes effective."


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                                  FIFTH CHANGE

         Effective January 1, 2001, Article 3.02, Sections (b) and (c), shall be amended to read as follows:

         "3.02 (b)Salary Reduction Contribution elections shall be made in writing on forms obtained from the Plan Administrator, or by any electronic transmission authorized by the Employer. The Employer shall have the right to amend or revoke any salary reduction election by a Participant (i) if such election causes the Participant's contributions to exceed the maximum Annual Additions pursuant to Section 3.09 or (ii) to ensure that the nondiscrimination test in Section 3.03 is met. The Employer may also uniformly amend or revoke a Participant's election if salary reductions for a Plan Year will exceed in the aggregate the amount deductible by the Employer. If the Employer amends or revokes a Participant's Salary Reduction Contributions for a Plan Year as aforesaid, any excess Salary Reduction Contributions already made by a Participant for such Plan Year over the amount of contributions allowed to the Participants by the Employer for such Plan be returned to the Participants as soon as administratively possible.

         (c) A Participant may elect an increase or decrease in the rate of Salary Reduction Contributions effective as of the first pay date administratively possible after the first of the month following the request, provided that notice of such change is submitted to the Plan Administrator in advance of the effective date of such change."

                                  SIXTH CHANGE

         Effective January 1, 2001, Article 4.01, prior to (a), shall read as follows:

         "4.01      INVESTMENT OF FUNDS
                    The Plan Administrator shall permit Plan Participants to direct the investment of their Accounts, and directs the Trustees accordingly, in which event such Participant Account will be invested as described below and in Section 4.02 and 4.03. Participants will be permitted to direct changes to the investments of their future contributions, without affecting their existing Accounts, if they so desire. The investment alternatives shall be selected by the Plan Administrator and communicated to Plan Participants and to the Trustee. The available investment alternatives shall include any or all of the alternatives described below:"


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                                 SEVENTH CHANGE

         Effective January 1, 2001, Article 4.02 shall read as follows:

         "4.02      INVESTMENT ELECTIONS
                    Each Participant may designate in which investment alternative or combination of alternatives he desires his Contributions and Accounts to be invested; provided, however, that the portion invested in any alternative which he elects shall be in increments of one percent (1%)."

                                  EIGHTH CHANGE

         Effective January 1, 2001, Article 4.03 shall read as follows:

         "4.03      CHANGE OF ELECTIONS
(a) Any Participant may, by authorized request, alter his election with respect to the investment of his future contributions. Such changes shall be permitted as of each Valuation Date.
(b) Any Participant may, by authorized request, alter his election with respect to the investment alternatives in which his prior contributions have been invested and may direct the Trustee to transfer the balance in his Account to any available investment alternative or combination of alternatives."

                                  NINTH CHANGE

         Effective January 1, 2001, Article 9.01 shall read as follows:

         "9.01      PLAN ADMINISTRATOR
                    The Plan shall be administered by the Company through its Executive Vice President, Chief Financial Officer, in accordance with its provisions, and for purposes of such Plan administration the Company is hereby deemed to be Plan Administrator within the meaning of ERISA. All aspects of Plan administration shall be the responsibility of the Plan Administrator."

         IN WITNESS WHEREOF, the Employer has executed this amendment to the Plan this 9th day of November, 2000.

                                                    DEL LABORATORIES, INC.

                                                    By /s/ GENE L. WEXLER
                                                       ------------------
                                                       Authorized Officer of the
                                                       Employer


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